UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On December 1, 2016, Wand Dental Inc. (“Wand Dental”), a wholly-owned subsidiary of Milestone Scientific Inc. (the “Company”), and Gian Domenico Trombetta (“Mr. Trombetta”) entered into an Amended and Restated Employment Agreement (the “Agreement”), pursuant to which Mr. Trombetta will continue to serve as the Chief Executive Officer of Wand Dental for a period of one-year beginning on September 1, 2016 through August 31, 2017 (the “Employment Term”). The Employment Term automatically renews for a one-year period, from September 1st through August 31st of each successive year (each a “Renewal Term”), unless prior to June 1st of the Employment Term or any Renewal Term, as applicable, either party notifies the other that he or it chooses not to extend the term of employment in accordance with the terms of the Agreement.

Under the Agreement, Mr. Trombetta receives base compensation of $280,000 per year and is eligible to receive annual bonuses in the sole discretion of the Compensation Committee of the Company’s board of directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Compensatory Arrangements of Certain Officers.

(e) The disclosure in Item 1.01 is hereby incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated December 1, 2016, between Wand Dental Inc. and Gian Domenico Trombetta

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer and
Chief Operating Officer